UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 10, 2004

Avenue Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-30364	98-0200077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17547 Ventura Blvd., Suite 305, Encino, CA 91316

(Address of Principal Executive Office) (Zip Code)

818-465-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Registrant announced today that it has entered into an agreement for ROO Group, Inc. (ROO) to purchase the shares of the Registrant’s subsidiary, Bickhams Media, Inc., which in turn holds 50% of the outstanding shares of VideoDome.com Networks Inc. (VideoDome), a digital video streaming company based in Los Angeles, in exchange for $300,000, 4 million shares of ROO’s restricted common stock and ROO’s guarantee of a an existing $288,000 promissory note of VideoDome. In addition, ROO has agreed to issue an additional 3 million shares of its restricted common stock to Avenue in exchange for Avenue’s termination of certain rights with respect to ROO shares owned by it. ROO is an independently operated provider of digital media solutions and technology. The Registrant has been a shareholder in ROO since 2002 and following this VideoDome transaction, it currently owns in the aggregate approximately 25% of ROO’s outstanding common stock.

See also the Registrant’s Press Release dated September 22, 2004, attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

The following Exhibits are furnished with this Report:

Exhibit 10.1  Stock Purchase Agreement dated September 10, 2004.

Exhibit 99.1  Press Release dated September 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVENUE GROUP, INC.

Date: September 22, 2004	By:	/s/ LEVI MOCHKIN
Levi Mochkin President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Stock Purchase Agreement dated September 10, 2004.

99.1	Press Release dated September 22, 2004